As filed with the Securities and Exchange Commission on November 18, 2004

                                                     Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             IVOICE TECHNOLOGY, INC.
                 (Name of Small Business Issuer in Its Charter)


          New Jersey                          7373                    20-1862731
  (State or Other Jurisdiction     (Primary Standard Industrial    (I.R.S. Employer
of Incorporation or Organization)   Classification Code Number)   Identification No.)

                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)


                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                                 with copies to:

                              Scott Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100
                           Telecopier: (212) 715-8000


Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------

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

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                          Proposed
 Title of Each Class                      Maximum
 of Securities to be   Amount to be       Aggregate
    Registered        Registered (1)   Offering Price (2)   Amount of Registration Fee
--------------------------------------------------------------------------------
   Class A Common
 Stock, no par value   1,235,031,579      $12,350,316              $1,564.79
      per share
--------------------------------------------------------------------------------

(1) Includes 87,500,000 shares of Class A Common Stock issuable upon conversion of convertible debentures, 1,052,631,579 shares of Class A Common Stock issuable pursuant to an equity line of credit, 150,000 shares of Class A Common Stock issuable pursuant to a commitment fee, 1,000,000 shares of Class A Common Stock issuable pursuant to a placement agent fee and 93,750,000 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 assuming a market value per share of $.01.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated November 18, 2004

                             iVoice Technology, Inc.
                  1,235,031,579 Shares of Class A Common Stock

      This prospectus relates to the offering of up to 1,235,031,579 shares of iVoice Technology, Inc. Class A Common Stock by certain persons who will become stockholders of iVoice Technology. Please refer to "Selling Stockholders" beginning on page 17. iVoice Technology is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. iVoice Technology will, however, receive proceeds from the sale of Class A Common Stock under an equity line of credit pursuant to a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. All costs associated with this registration will be borne by iVoice Technology. iVoice Technology has agreed to allow Cornell Capital Partners to retain 6% of the proceeds raised by us under the equity line of credit.

      The shares of Class A Common Stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of Class A Common Stock.

      The selling stockholders consist of:

      o Cornell Capital Partners, as holder of secured convertible debentures and as investor under the Standby Equity Distribution Agreement, who intends to sell an aggregate of up to 1,140,281,579 shares of Class A Common Stock;

      o iVoice, Inc., as holder of shares of Series A Preferred Stock, who intends to sell an aggregate of up to 93,750,000 shares of Class A Common Stock; and

      o Sloan Securities Corporation, as holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 1,000,000 shares of Class A Common Stock.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it will receive under the Standby Equity Distribution Agreement and upon conversion of iVoice Technology's 5% secured convertible debentures due 2006. Under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay a net purchase price of 95% of iVoice Technology's market price as calculated in the agreement. iVoice Technology will pay to Cornell Capital Partners in shares of iVoice Technology Class A Common Stock a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock on or about the date of effectiveness of the registration statement of which this prospectus is a part. iVoice Technology has also agreed to permit Cornell Capital Partners to retain an amount equal to 6% of the proceeds received by iVoice Technology under the Standby Equity Distribution

Agreement. In addition, in August and _____ 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures to Cornell Capital Partners. Each of these debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners within five days after the date of effectiveness of the registration statement of which this prospectus is a part. Any discount to market price is an underwriting discount.

      Sloan Securities Corporation is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it will receive as a placement agent fee from iVoice Technology in connection with the private placement of secured convertible debentures to Cornell Capital Partners. Under the placement agent agreement, iVoice Technology agreed to issue to Sloan Securities on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. Any discount to market price, the retained proceeds and commitment fee are underwriting discounts.

      These Securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 5.

      With the exception of Cornell Capital Partners and Sloan Securities, which are deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of Class A Common Stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is ________________, 200_.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................1

SUMMARY OF THE OFFERING......................................................2

SUMMARY CONSOLIDATED FINANCIAL INFORMATION...................................4

RISK FACTORS.................................................................4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................17

SELLING STOCKHOLDERS........................................................17

USE OF PROCEEDS.............................................................19

DILUTION....................................................................20

EQUITY LINE OF CREDIT.......................................................21

PLAN OF OFFERING............................................................23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................................25

DESCRIPTION OF BUSINESS.....................................................34

MANAGEMENT..................................................................41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................42

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
  AND OTHER STOCKHOLDER MATTERS.............................................44

DESCRIPTION OF SECURITIES...................................................45

EXPERTS.....................................................................51

LEGAL MATTERS...............................................................51

HOW TO GET MORE INFORMATION.................................................51

INDEX TO FINANCIAL STATEMENTS..............................................F-1

                               PROSPECTUS SUMMARY

Overview

      iVoice Technology, Inc., which we refer to in this prospectus as "iVoice Technology," "we", "us" or "the Company," was incorporated in New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice Inc. ("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide iVoice Technology with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, iVoice Technology's business will be formed from the contribution of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with the iVoice reorganization, iVoice will transfer to us its Interactive Voice Response (IVR) software and related liabilities. Following this transfer, iVoice will distribute by dividend to all of the stockholders of iVoice up to 10,000,000 shares of iVoice Technology, Inc. Class A Common Stock (the "Distribution"). Following the Distribution, on or about the time the registration statement of which this prospectus is a part is declared effective, iVoice Technology will own and operate the Interactive Voice Response (IVR) software business of iVoice. iVoice Technology will be a development stage company following the Distribution. iVoice Technology intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations.

      iVoice Technology intends to continue to develop, market and license the IVR line of computerized telephony software. The IVR software is designed to enable a caller to obtain requested information in voice form from a local or non-local database and allow information in PC databases to be accessed from a standard touch-tone telephone using a telephone keypad or voice command.

About Us

      iVoice Technology was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700.

                             SUMMARY OF THE OFFERING

      This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of iVoice Technology. The selling stockholders consist of:

      o Cornell Capital Partners, as holder of secured convertible debentures and as investor under the Standby Equity Distribution Agreement, who intends to sell an aggregate of up to 1,140,281,579 shares of Class A Common Stock;

      o iVoice, Inc., as holder of shares of Series A Preferred Stock, who intends to sell an aggregate of up to 93,750,000 shares of Class A Common Stock; and

      o Sloan Securities Corporation, as holder of shares of Class A Common Stock, who intends to sell an aggregate of up to 1,000,000 shares of Class A Common Stock.

      Pursuant to the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of $10.0 million. The maximum amount of each advance amount is $500,000 per advance notice. A minimum of seven trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase the shares of Class A Common Stock for a 5% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit, and will receive a one-time commitment fee, payable in shares of iVoice Technology Class A Common Stock, of 1.5% of the initial outstanding shares of Class A Common Stock (exclusive of shares issuable under the equity line of credit or upon conversion of the secured convertible debentures) on the date that the registration statement of which this prospectus is a part becomes effective. Cornell Capital Partners has informed us that it intends to sell any shares purchased under the equity line of credit at the then prevailing market price. The obligation of Cornell Capital Partners to purchase shares under the equity line of credit terminates upon the suspension of the effectiveness of the registration statement of which this prospectus is a part for an aggregate of fifty days or the failure of iVoice Technology to remedy a material breach of the Standby Equity Distribution Agreement within thirty days of receipt of notice. The initial closing under the Standby Equity Distribution Agreement and each subsequent closing of a purchase and sale of shares are conditioned upon the satisfaction of customary conditions.

      In August and _______, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. iVoice Technology will issue an additional $140,000 of secured convertible debentures to

Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

      In August 2004, iVoice Technology entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners. Under the placement agent agreement, iVoice Technology agreed to issue to Sloan Securities on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part.

      In consideration of and exchange for the assets that iVoice Technology will receive pursuant to the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice. Each share of Series A 5% Convertible Preferred Stock has a stated value of $25,000 per share. Each share of Series A 5% Convertible Preferred Stock will be convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      This prospectus relates to the shares of Class A Common Stock to be issued to Cornell Capital Partners under the equity line of credit (including the one-time commitment fee) and upon conversion of the secured convertible debentures, the shares of Class A Common Stock to be issued to Sloan Securities as a placement agent fee and the shares of Class A Common Stock to be issued to iVoice upon conversion of the Series A Preferred Stock.

Class A Common Stock Offered         1,235,031,579 shares by selling
                                     stockholders

Offering Price                       Market price

Class A Common Stock Outstanding     100 shares of Class A Common Stock
Before the Offering

Use of Proceeds                      We will not receive any proceeds of the
                                     shares offered by the selling
                                     stockholders. Any proceeds we receive from the sale of common stock under the equity line of credit will be used for sales and marketing, payment of administrative services, working capital purposes and acquisitions. See "Use of Proceeds."

Risk Factors                         The securities offered hereby involve a
                                     high degree of risk and immediate
                                     substantial dilution. You should read
                                     carefully the factors discussed under
                                     "Risk Factors" beginning on page 5.
                                     Several of the most significant risk
                                     factors include:


                                     o     Future sales by our stockholders may
                                           adversely affect our stock price and
                                           our ability to raise funds in new
                                           stock offerings.
                                     o     Existing stockholders will
                                           experience significant dilution from
                                           our sale of shares under the equity
                                           line of credit.
                                     o     The investor under the equity line
                                           of credit will pay less than the
                                           then-prevailing market price for our
                                           common stock.
                                     o     The selling stockholders have
                                           informed us that they intend to sell
                                           their shares of common stock in the
                                           public market, which sales may cause
                                           our stock price to decline.
                                     o     The sale of our stock under our
                                           equity line of credit could
                                           encourage short sales by third
                                           parties, which could contribute to
                                           the further decline of our stock
                                           price.

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

                                       SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                            For the Nine
                                            Months Ended        For the Nine       For the Year       For the Year
                                            September 30,       Months Ended           Ended              Ended
                                                2004         September 30, 2003  December 31, 2003  December 31, 2002
                                            ------------     ------------------  -----------------  -----------------
Statement of Operation Data:
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Sales                                          $177,484           $239,306            $303,756           $366,004
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Cost of sales                                    59,263             90,813             123,091             94,296
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Gross profit                                    118,221            148,493             180,665            271,708
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Selling, general, and administrative
     expenses                                   757,066            674,232             965,341          1,323,008
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Loss from operations                           (638,845)          (525,739)           (784,676)        (1,051,300)
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Net Loss                                     (1,295,337)          (729,040)         (1,131,420)        (1,197,964)
----------------------------------------- ------------------ ------------------- ------------------ ------------------

                                                                    September 30, 2004            December 31, 2003
                                                                    ------------------            -----------------
Balance Sheet Data:
------------------------------------------------------------ ---------------------------- ----------------------------
Current Assets                                                            $213,872                      $52,077
------------------------------------------------------------ ---------------------------- ----------------------------
Intangibles                                                                 98,000                           --
------------------------------------------------------------ ---------------------------- ----------------------------
Liabilities                                                                302,178                       23,662
------------------------------------------------------------ ---------------------------- ----------------------------
Stockholders' equity (deficiency)                                           12,112                       73,815
------------------------------------------------------------ ---------------------------- ----------------------------

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the offering and iVoice Technology's business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of iVoice Technology could be materially adversely affected. If that happens, the trading price of iVoice Technology Class A Common Stock could decline significantly.

      The risk factors below contain forward-looking statements regarding the offering and iVoice Technology. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

Risks Related to Our Business

iVoice Technology will face many of the difficulties that companies in the early stage may face.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace, government restrictions on telemarketing activities and the emerging nature of the interactive voice response industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that, due primarily to the relatively brief time IVR has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face. These have included, among others:

      o Substantial delays and expenses related to testing and development of our new products;

      o Marketing and distribution problems encountered in connection with our new and existing products and technologies;

      o     Competition from larger and more established companies;

      o     Delays in reaching our marketing goals;

      o Difficulty recruiting qualified employees for management and other positions;

      o     Lack of sufficient customers, revenues and cash flow; and

      o     Limited financial resources.

      We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

iVoice Technology has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, iVoice Technology does not have an operating history as an independent public company. Historically, since the businesses that comprise each of iVoice Technology and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, iVoice Technology will be able to rely only on the IVR software business for such requirements. The IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, iVoice Technology will maintain its own credit and banking relationships and perform its own financial and investor relations functions. iVoice Technology may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

iVoice's operations demonstrate a history of net losses and cash flow shortfalls and iVoice Technology's likely will as well.

      iVoice, of which iVoice Technology was part, has incurred recurring operating losses. iVoice used cash in operations of approximately $1,142,000 and $352,000 during the years ended December 31, 2003 and 2002, respectively, and has a history of net losses. iVoice had a cash balance of approximately $4,500,000 and $560,000 at December 31, 2003 and 2002, respectively, and current assets exceeded current liabilities by approximately $3,200,000 at December 31, 2003 and current liabilities exceeded current assets by approximately $720,000 at December 31, 2002. iVoice had stockholders' equity of approximately $3,400,000 at December 31, 2003 and a stockholders' deficit of approximately $382,000 at December 31, 2002. iVoice has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2003, substantially all of this financing has been provided by Cornell Capital Partners. There can be no assurance that iVoice Technology will have operations separately that fare any better than those of iVoice.

iVoice Technology has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

      iVoice Technology has received a report from its independent auditors for the fiscal year ended December 31, 2003 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors' opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

      There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions could have a material adverse effect on our business and operations and result in charges that could be material to our business and results of operations.

iVoice Technology's future revenue and operating results are unpredictable and may fluctuate.

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

      o the timing of sales of our products and services, particularly in light of our minimal sales history;

      o     difficulty in keeping current with changing technologies;

      o unexpected delays in introducing new products, new product features and services;

      o increased expenses, whether related to sales and marketing, product development or administration;

      o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

      o     the mix of product license and services revenue; and

      o     costs related to possible acquisitions of technology or businesses.

iVoice's earnings and stock price will be subject to significant fluctuations.

      Due to the factors noted in this prospectus, our earnings and stock price will be subject to significant volatility, particularly on a quarterly basis. iVoice has previously experienced shortfalls in revenue and earnings from levels expected by investors, which have had an immediate and material adverse effect on the trading price of its common stock. This may occur for iVoice Technology in the future.

If either iVoice or iVoice Technology lose the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

      We are dependent on our key officers and directors, including Jerome R. Mahoney and Arie Seidler, our Chairman of the Board and our President and Chief Executive Officer, respectively, and our key employees in our finance, technology, sales and marketing operations. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, both of iVoice and iVoice Technology have entered into employment contracts with Jerome Mahoney and iVoice Technology has entered into an employment contract with Arie Seidler. However, Mr. Seidler's employment agreement has a term of only one year.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

      iVoice Technology intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on iVoice Technology's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on iVoice Technology's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of iVoice Technology to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of iVoice Technology. Furthermore, through the acquisition of additional businesses, iVoice Technology may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While iVoice Technology may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, iVoice Technology, in all likelihood, will have the ability to effect only a single business acquisition at one time.

Members of iVoice Technology's Board of Directors and management may have conflicts of interest after the Distribution; iVoice Technology does not have any formal procedure for resolving conflicts in the future.

      After the Distribution, Mr. Mahoney, a member of the board of directors, will own iVoice shares and have the right to convert $190,000 of indebtedness into 190,000 shares of iVoice Technology Class B Common Stock which are convertible into an indeterminate number of shares of iVoice Technology Class A Common Stock. In addition, following the Distribution, we anticipate that Mr. Mahoney, the Chairman of the Board of iVoice Technology will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. These relationships could create, or appear to create, potential conflicts of interest when iVoice Technology's directors and management are faced with decisions that could have different implications for iVoice Technology and iVoice. Examples of these types of decisions might include decisions relating to the potential business acquisitions made by iVoice Technology or the resolution of disputes arising out of the agreements governing the relationship between iVoice and iVoice Technology following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of iVoice Technology following the Distribution. Furthermore, iVoice Technology does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

      In addition, after the Distribution, iVoice will own shares of iVoice Technology Series A 5% Convertible Preferred Stock. In some circumstances, such as in the event of a sale of iVoice Technology, iVoice could have interests that are different from the Company's or yours.

iVoice Technology's industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

iVoice Technology stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

      If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Standby Equity Distribution Agreement with Cornell Capital Partners, LP (see "Certain Relationships and Related Transactions" beginning on page 42), iVoice Technology stockholders would experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the iVoice Technology Class A Common Stock. Further, the conversion of outstanding debt obligations into equity securities could have a dilutive effect on iVoice Technology shareholders.

The trend toward consolidation in iVoice Technology's industry may impede its ability to compete effectively.

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

iVoice Technology faces intense price-based competition for licensing of its products which could reduce profit margins.

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

iVoice Technology may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely effected.

iVoice Technology may be unsuccessful in developing new distribution channels.

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We may not be able to effectively develop our own network of resellers to distribute our software products. We may also be unsuccessful in utilizing rapidly evolving distribution and marketing technologies to develop these distribution channels. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Product returns may exceed established reserves and affect iVoice Technology's revenues.

      Product returns can occur when we introduce upgrades and new versions of products or when distributors or retailers have excess inventories. Our return policy allows distributors, subject to various limitations, to return products in exchange for new products or for credit towards future products. End users may return our products through dealers and distributors within a reasonable period from the date of license for a full refund. In addition, retailers may return older versions of our products. We estimate and maintain reserves for product returns. However, future returns could exceed the reserves we have established, which could have a material adverse effect on our operating results.

iVoice Technology may depend on distribution by resellers and distributors for a significant portion of revenues.

      We may distribute some of our products through resellers and distributors. To effectively do so, we must establish and maintain good working relationships with resellers and distributors. No such relationships currently exist. If we are unsuccessful in establishing and maintaining relationships with resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected.

The results of iVoice Technology's research and development efforts are uncertain.

      We believe that we will need to make research and development expenditures to create new uses and new features to our products to remain competitive. While we perform usability and beta testing of new products, the products we are currently developing or may develop in the future may not be technologically successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

The greater than expected length of the product development cycle may adversely affect our future revenues.

      The length of our product development cycle has generally been greater than we originally expected. We are likely to experience delays in future product development. These delays could have a material adverse effect on the amount and timing of future revenues.

If iVoice Technology must restructure its operations, valuable resources will be diverted from other business objectives.

      We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

iVoice Technology must attract and retain personnel while competition for personnel in this industry is intense.

      We believe that our future success will depend in part on our ability to recruit and retain highly skilled management, sales and marketing and technical personnel. Competition in recruiting personnel in the software industry is intense. To accomplish this, we believe that we must provide personnel with a competitive compensation package, including stock options, which may require ongoing stockholder approval. Failure to provide a competitive compensation package may adversely affect our ability to attract and retain highly qualified personnel.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

iVoice Technology relies on third party technologies which may not support iVoice Technology products.

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

iVoice Technology faces aggressive competition in many areas of the business, and the business will be harmed if iVoice Technology fails to compete effectively.

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. To remain competitive, we must develop new products and periodically enhance our existing products in a timely manner. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers. Our competitiveness depends on our ability to enhance existing products and to offer successful new products on a timely basis. We have limited resources and must restrict product development efforts to a relatively small number of projects.

We may not be able to access sufficient funds when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided, in large part, from the equity line of credit of up to $10.0 million under the Standby Equity Distribution Agreement with Cornell Capital Partners. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

Quarterly financial results are subject to significant fluctuations which could cause iVoice Technology's stock price to decline.

      We expect that we will be subject to substantial fluctuations in quarterly net revenues and operating results. Fluctuations may be caused by a number of factors including, but not limited to, the following:

      o the timing and volume of customer orders, customer cancellations, and reductions in orders by our distributors;

      o     the timing and amount of our expenses;

      o the introduction of competitive products by existing or new competitors;

      o     reduced demand for any given product;

      o seasonality in the end-of-period buying patterns of foreign and domestic software markets; and

      o     the market's transition between operating systems.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

iVoice Technology's management team is new and its working relationships are untested.

      We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and iVoice Technology, as a business, may fail.

iVoice Technology relies on intellectual property and proprietary rights which may not remain unique to iVoice Technology.

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

iVoice Technology may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

      o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

      o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

      o     redesign our products, which would be costly and time-consuming.

iVoice Technology may incur increased expenses after the administrative services agreement with iVoice is terminated.

      In connection with its spin-off, iVoice Technology has entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing iVoice Technology with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where iVoice

Technology needs assistance and support. The agreement will terminate upon completion of the Distribution. Upon termination of the agreement, iVoice Technology will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which iVoice Technology has been required to pay under the administrative services agreement.

Government regulation of telemarketing activities may diminish iVoice Technology's earning potential.

      On December 18, 2002, the U.S. Federal Trade Commission (FTC) announced a decision to create the national "do not call" registry. Consumers are able to sign up for the national "do not call" registry. The FTC has begun to enforce the registry, and telemarketers who call a number on the registry could be fined up to $11,000 for each call. This law may affect our ability to market our application as a marketing tool. The negative economic effect to our business may be significant.

Risks related to this Offering

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

      Sales of our common stock in the public market following this offering could lower the market price of our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. The 100 shares of Class A common stock outstanding as of September 30, 2004 are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

      In addition, we have secured convertible debentures and Series A Preferred Stock that are convertible into an aggregate of 181,250,000 shares of Class A common stock (assuming a market price of $0.01 per share used in calculating the conversion price) and a placement agent fee payable in up to 1,000,000 shares of Class A common stock.

      Upon issuance of the maximum number of shares being registered in connection with the equity line of credit (including the commitment fee), there will be an additional 1,052,781,579 shares of Class A Common Stock outstanding; including the shares available for issuance upon conversion of the secured convertible debentures and the Series A Preferred Stock and the shares to be paid as the placement agent fee, there will be an additional 1,235,031,579 shares of Class A Common Stock outstanding. All of these shares of Class A Common Stock may be immediately resold in the public market upon effectiveness of the registration statement of which this prospectus is a part, the sale of Class A Common Stock to the investor, or the payment of the commitment fee, under the terms of the Standby Equity Distribution Agreement, the payment of the placement agent fee and upon conversion of the secured convertible debentures and the Series A Preferred Stock.

Existing stockholders will experience significant dilution from our sale of shares under the equity line of credit.

      The sale of shares under the equity line of credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, in order to receive a given advance, we will need to issue a greater number of shares of Class A Common Stock under the Standby Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the line of credit will pay less than the then-prevailing market price of our Class A Common Stock.

      The Class A Common Stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

      Further, because the investor under the equity line of credit will acquire our Class A Common Stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

The selling stockholders intend to sell their shares of Class A Common Stock in the public market, which sales may cause our stock price to decline.

      The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 1,235,031,579 shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The sale of our stock under our equity line of credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

      The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock under the equity line of credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

There has been no trading market for our Class A Common Stock, it will likely be relatively thinly traded and we cannot predict the extent to which a trading market will develop.

      Before the Distribution and this offering, our Class A Common Stock has not traded on any market. We expect that, if and when a trading market develops in our Class A Common Stock, it will be thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after the Distribution and this offering.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

      The price in this offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The issuance of shares of Class A Common Stock in connection with this offering could result in a change of control.

      We are registering 1,235,031,579 shares of Class A Common Stock in this offering. These shares represent greater than 99.9% of our outstanding Class A Common Stock, and we anticipate all such shares will be sold in this offering. If all or any significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVoice Technology by electing its or their own directors.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with iVoice Technology, except as follows:

      Cornell Capital Partners has outstanding loans to iVoice Technology in the aggregate amount of $560,000 as of ________, 2004, which is evidenced by secured convertible debentures. iVoice Technology has agreed to issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part. The secured convertible debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology.

      In addition, iVoice Technology and Cornell Capital Partners have entered into a Standby Equity Distribution Agreement dated as of August 12, 2004 to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the Class A Common Stock issuable under the equity line of credit is registered for resale by Cornell Capital Partners with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over-the-Counter Bulletin Board is obtained and maintained, and the equity line of credit will remain outstanding for two years thereafter. To date, iVoice Technology has not drawn down on the equity line of credit. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

      In August 2004, iVoice Technology entered into an agreement with Sloan Securities to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners. Under the placement agent agreement, iVoice Technology agreed to issue to Sloan Securities on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part.

      In consideration of and exchange for the assets that iVoice Technology will receive pursuant to the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice. Each share of Series A 5% Convertible Preferred Stock has a stated value of $25,000 per share. Each share of Series A 5% Convertible Preferred Stock will be convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      The table follows:


                                                                                                     Percentage of
                                                 Shares to be Acquired                           Outstanding Shares
                           Shares Beneficially     under the Line of     Shares to be Sold in    Beneficially Owned
  Selling Stockholder     Owned Before Offering          Credit              the Offering          After Offering
  -------------------     ---------------------  ---------------------   --------------------    ------------------

Cornell Capital
Partners, L.P.                 87,500,000(1)        1,052,781,579(2)        1,140,281,579(2)            0%
iVoice, Inc.                   93,750,000(1)                    0              93,750,000               0%
Sloan Securities
  Corporation                   1,000,000(1)                    0               1,000,000               0%

Total                         182,250,000(1)        1,052,781,579           1,235,031,579               0%

(1) The shares of Class A Common Stock indicated are issuable upon payment of the placement agent fee and the conversion of secured convertible debentures and Series A 5% Convertible Preferred Stock at the sale price or conversion price, respectively, described above based upon an assumed average closing bid price of $.01. Once a market price is determined, the sale price for the placement agent fee, the conversion price for the debentures and the preferred stock and then the sale price for the shares available under the equity line of credit can be determined by reference to the formula described above.

(2) Includes the 150,000 shares of Class A Common Stock issuable as a commitment fee.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock by the selling stockholders in this offering. However, we will receive the proceeds from the sale of shares of Class A Common Stock to Cornell Capital Partners under the equity line of credit. The purchase price of the shares purchased under the equity line of credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Cornell Capital Partners will retain 6% of each advance made to us under the equity line of credit.

      For illustrative purposes, iVoice Technology has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit. For the purposes of this table, iVoice Technology assumes a purchase price per share of Class A Common Stock of $.0095, equal to 95% of an assumed market price of $.01 per share (526,315,789 and 1,052,631,579 shares of Class A Common Stock, respectively). The table assumes estimated offering expenses of $113,500, plus the 6% retainage fee.

Gross Proceeds                                       $5,000,000    $10,000,000
Net Proceeds                                          4,586,500      9,286,500

--------------------------------------------------------------------------------
Use of Proceeds:                                        Amount         Amount
--------------------------------------------------------------------------------
Sales and Marketing                                    $500,000     $1,000,000
Working Capital and general corporate
purposes which include employee salaries, cost of
additional personnel, support and management
systems, legal and professional costs, and
capital costs for computers, related equipment,
and, potentially, acquisitions of other companies     4,086,500      8,286,500
                                                     ----------     ----------
Total                                                $4,586,500     $9,286,500
                                                     ==========     ==========

      Except for the equity line of credit and the issuance of the secured convertible debentures, the Company has no other significant sources of working capital or cash commitments. In addition, management cannot be certain that it will generate significant revenue from product sales. No assurance can be given that iVoice Technology will raise sufficient funds from such financing arrangements, or that the Company will ever produce sufficient revenues to sustain its operations or, that a market will develop for its common stock upon which a significant amount of the Company's financing is dependant. If iVoice Technology is unable to recognize sufficient proceeds from these arrangements, however, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital. In such event, assuming the receipt of the minimum $500,000 proceeds from the equity line of credit, management believes that iVoice Technology could maintain its operations for 12 months.

                                    DILUTION

      The net tangible book value of iVoice Technology as of September 30, 2004 was ($85,888) or ($858.88) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of iVoice Technology (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to iVoice Technology, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.

      If we assume that iVoice Technology had issued 1,052,631,579 shares of Class A Common Stock under the equity line of credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the equity line of credit, excluding the commitment fee), less a retention fee of $600,000 and offering expenses of $113,500, our net tangible book value as of September 30, 2004 would have been $9,200,612 or $0.00874 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $858.8874 per share and an immediate dilution to new stockholders of $0.00126 per share, or 12.6%. The following table illustrates the per share dilution:

Assumed public offering price per share                              $      0.01

Net tangible book value per share before this
offering                                            ($858.88)

Increase attributable to new investors               $858.8874
                                                    ----------
Net tangible book value per share after this
offering                                                             $   0.00874
                                                                     -----------
Dilution per share to new stockholders                               $   0.00126
                                                                     ===========

      The offering price of our Class A Common Stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


        Assumed Offering     No. of Shares to   Dilution Per Share
              Price            be Issued (1)     to New Investors
        ----------------     ----------------   ------------------
             $0.010            1,052,631,579         $0.00126
             $0.008            1,315,789,474         $0.00101
             $0.006            1,754,385,965         $0.00076
             $0.004            2,631,578,947         $0.00050

      (1) This represents the maximum number of shares of Class A Common Stock that will be required to issue in order to raise a total of $10.0 million under the equity line of credit at that price, excluding the shares of Class A Common Stock issuable under the commitment fee. This does not give effect to the payment of the placement agent fee or the conversion of the secured convertible debentures or the Series A Preferred Stock.

                              EQUITY LINE OF CREDIT

Summary

      On August 12, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to this agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. For each share of Class A Common Stock purchased under the equity line of credit, Cornell Capital Partners will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the equity line of credit. The sale of the shares under the equity line of credit is conditioned upon us registering the shares of Class A Common Stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

Equity Line of Credit Explained

      Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of Class A Common Stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of Class A Common Stock to Cornell Capital Partners and Cornell Capital Partners will pay the advance amount.

      We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each maximum advance amount is $500,000 per advance notice. The amount available under the equity line of credit is not dependent on the price or volume of our Class A Common Stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

      We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if iVoice Technology issued 1,052,781,579 shares of Class A Common Stock to Cornell Capital Partners (i.e., the number of shares needed to raise the maximum amount available under the equity line of credit at a price of $0.01 per share, including the commitment fee) for gross proceeds of $10,000,000, these shares would represent greater than 99.9% of our outstanding Class A Common Stock upon issuance.

      iVoice Technology is registering for resale by Cornell Capital Partners a total of 1,140,281,579 shares of Class A Common Stock issuable under the equity line of credit and the conversion of the debentures. Up to 1,052,781,579 of these shares of Class A Common Stock could be issued under the equity line of credit. The issuance of the shares under the equity line of credit may result in a change of control. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVoice Technology by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

      Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $113,500 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance. In connection with the equity line of credit, iVoice Technology will pay Cornell Capital Partners in shares of iVoice Technology Class A Common Stock a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock on or about the date of effectiveness of the registration statement of which this prospectus is a part.

                                PLAN OF OFFERING

      The selling stockholders have advised us that the sale or distribution of iVoice Technology's Class A Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of iVoice Technology's shares of Class A common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of iVoice Technology's shares of Class A Common Stock are quoted. However, the selling stockholders are advised that the registration statement of which this prospectus is a part may not cover sales by pledges or transferees of the selling stockholders and if this prospectus is to be used in connection with the resale of any of the shares acquired by Cornell Capital Partners, a post-effective amendment to the registration statement of which this prospectus is a part must be filed to include disclosure required by Item 507 of Regulation S-B with respect to additional selling stockholders and such post-effective amendment must be declared effective prior to its use.

      Any transactions by the selling stockholders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of iVoice Technology's Class A Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the Class A Common Stock may be deemed to be underwriters, and any profit on the sale of Class A Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act in connection with the sale of Class A Common Stock under the equity line of credit and the secured convertible debentures. Cornell Capital Partners will pay iVoice Technology 95% of the lowest closing bid price of iVoice Technology's Class A Common Stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A Common Stock is traded during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. In addition, Cornell Capital Partners will retain 6% of the proceeds received by iVoice Technology under the equity line of credit. In August 2004 and _______, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. iVoice Technology has agreed to issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The 5% and potential 20% discounts, the 6% retained amount, and the one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock are underwriting discounts.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in iVoice Technology's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVoice Technology's common stock.

      Sloan Securities is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock that it will receive as a placement agent fee from iVoice Technology in connection with the private placement of secured convertible debentures to Cornell Capital Partners. Under the placement agent agreement, iVoice Technology agreed to issue to Sloan Securities on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. Any discount to market price is an underwriting discount.

      Sloan Securities is a privately owned investment bank and brokerage firm. Sloan Securities does not intend to make a market in iVoice Technology's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVoice Technology's common stock.

      Under the securities laws of certain states, the shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Class A Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $113,500, as well as retention of 6% of the gross proceeds received under the equity line of credit. The estimated offering expenses consist of: a SEC registration fee of $1,565, printing expenses of $25,000, accounting fees of $8,000, legal fees of $50,000 and miscellaneous expenses of

$28,935. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of Class A Common Stock under the equity line of credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Class A Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Class A Common Stock of iVoice Technology while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the offering is taking place. Cornell Capital Partners can cover any short positions only with shares received from iVoice Technology under the equity line of credit. The selling stockholders are advised that if a particular offer of Class A Common Stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Separation From iVoice

      iVoice Technology was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. iVoice Technology will have no material assets or activities until the contribution of the IVR software business described in this prospectus. After the Distribution, iVoice Technology will be an independent public company, with iVoice having no continuing ownership interest in iVoice Technology.

      iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

      iVoice Technology's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business to be transferred to iVoice Technology from iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what iVoice Technology's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      iVoice Technology will operate the IVR software business. This business has historically operated as a non-reportable segment of iVoice. Even if iVoice Technology was to operate the IVR business on a stand alone basis, management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of IVR. iVoice Technology intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for IVR. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on IVR, iVoice Technology's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      Upon effectiveness of the registration statement of which this prospectus is a part, iVoice Technology will be allocated the iVoice corporate assets, liabilities and expenses related to the IVR software business based on an estimate of the proportion of such amounts allocable to iVoice Technology, utilizing such factors as total revenues, employee headcount and other relevant factors. iVoice Technology believes that these allocations have been made on a reasonable basis. iVoice Technology believes that all costs allocated to iVoice Technology are a reasonable representation of the costs that iVoice Technology would have incurred if iVoice Technology had performed these functions as a stand-alone company.

      To provide for an orderly transition to the status of two independent companies, iVoice and iVoice Technology have entered into an administrative services agreement. Under this agreement, iVoice is providing iVoice Technology services in such areas as inventory purchasing, material and inventory control, sharing of office space, source code management, employee benefits administration, payroll, electronic data processing services, financial accounting and reporting, claims administration and reporting, and other areas where iVoice Technology needs transitional assistance and support. Under the administrative services agreement, iVoice is providing iVoice Technology substantially the same level of service and use substantially the same degree of care as iVoice's personnel provided and used in providing such services prior to the execution of the agreement. For these services, iVoice Technology pays iVoice a fee of $7,000 per month. iVoice Technology believes that the terms and conditions of the administrative services agreement are as favorable to iVoice Technology as those available from unrelated parties for a comparable arrangement.

      The agreement will terminate upon completion of the Distribution. Following completion of the Distribution and termination of the administrative services agreement, iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no relationship between iVoice and iVoice Technology. However, following the Distribution, iVoice will retain some ownership interest in iVoice Technology. In partial consideration of and exchange for the assets that iVoice Technology will receive in the spin-off of iVoice's IVR business, iVoice Technology will issue 30 shares of its Series A 5% Convertible Preferred Stock to iVoice. See "Certain Relationships and Related Transactions."

      Upon termination of the administrative services agreement, iVoice Technology would be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which iVoice Technology has been required to pay under the administrative services agreement.

      iVoice announced in September 2004 its intention to distribute our shares to its stockholders upon effectiveness of required Securities and Exchange Commission filings, including this registration statement.

Results of Operations for the Nine Months Ended September 30, 2004 as Compared with the Nine Months Ended September 30, 2003

      All revenues reported by iVoice Technology are derived from the sale or license of our interactive voice response software products, which enable a caller to obtain requested information in voice form from a local or non-local database. Total revenues for the nine months ended September 30, 2004 and September 30, 2003 were $177,484 and $239,306 respectively. The IVR business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the IVR business is attributable to the minimal resources made available by iVoice for the sales and marketing of the interactive voice response software products. Management feels that the sales of the interactive voice response software products may increase as greater financial and operational resources are made available for the sales and marketing of the products.

      Gross margin for the nine months ended September 30, 2004 and September 30, 2003 was $118,221 and $148,493, respectively. In an attempt to garner increased market share, iVoice Technology implemented a strategy of reducing the prices at which it sold its products to end-users, dealers, and resellers. In addition, iVoice Technology also offered demonstration units for free to selected dealers and value added resellers.

      Total operating expenses increased to $757,066 for the nine months ended September 30, 2004 from $674,232 for the nine months ended September 30, 2003, an increase of $82,834. This increase in the current year nine-month period is attributable to accrued compensation due to Messrs. Mahoney and Seidler pursuant to their employment contracts dated as of August 1, 2004, as well as legal and professional fees incurred in connection with the anticipated registration of shares of iVoice Technology. These costs were not incurred in the prior period.

      As of September 30, 2004, iVoice Technology had six employees, five of whom are full-time and one of whom is part-time. iVoice Technology is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the nine months ended September 30, 2004 was $(638,845) compared to $(525,739) for the nine months ended September 30, 2003, an increase of $113,106. As discussed above, the material changes in operations result from accrued salary to iVoice

Technology's Chairman and President and Chief Executive Officer and legal and professional fees incurred in connection with the anticipated registration of shares of iVoice Technology.

      Other expenses for the nine months ended September 30, 2004 were $656,492 as compared to $203,301 for the nine-month period ending September 30, 2003, an increase of $453,191. During the current year nine-month period, iVoice Technology recorded interest expense on and $28,000 in fees related to the issuance of $280,000 in 5% secured convertible debentures. In future periods, iVoice Technology will incur significant additional expenses related to its financings. Such expenses will include interest expense and charges for the beneficial conversion feature of its convertible debentures. Additionally, the Company will also incur charges for the market discount provided pursuant to its Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

Results of Operations for Year Ended December 31, 2003, as Compared with the Year Ended December 31, 2002.

      Revenues are derived primarily from the license of our interactive voice response software products, which enable a caller to obtain requested information in voice form from a local or non-local database. Total revenues for the twelve months ended December 31, 2003 and December 31, 2002 were $303,756 and $366,004, respectively, a decrease of 17.0%. The decrease in sales for the twelve month period is attributable to the sluggish demand for speech recognition telecommunications products as well as minimal resources made available by iVoice for the sales and marketing of the IVR software products. Management feels that the sales of the IVR software products may increase as greater financial and operational resources are made available for the sales and marketing of the products.

      Gross margin for the twelve months ended December 31, 2003 and December 31, 2002 was $180,665 and $271,708, respectively. In an attempt to garner increased market share, iVoice Technology implemented a strategy of reducing the prices at which it sold its products to end-users, dealers, and resellers. In addition, iVoice Technology also offered demonstration units for free to selected dealers and value added resellers.

      Total operating expenses decreased, from $1,323,008 for the twelve months ended December 31, 2002 to $965,341 for the twelve months ended December 31, 2003, a decrease of $357,667, or 21.0%. Specific line items that reflect the reduction in total operating expenses for the twelve months ended December 31, 2003, include reduced general and administrative expenses of $229,932, reduced research and development costs of $1,038, and reduced selling expenses of $4,892.

      As of December 31, 2003, iVoice Technology had no full-time employees. iVoice Technology is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the twelve months ended December 31, 2003 was $(1,131,420) compared to $(1,197,964) for the twelve months ended December 31, 2002, a decrease of 5.6%.

Liquidity and Capital Resources

      To date, iVoice Technology has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      We intend to sell shares of Class A Common Stock immediately following the completion of the Distribution in order to generate capital necessary to sustain our operations. In the event that, in the judgment of the Board of Directors, sufficient capital has not been raised from the proceeds of the public offering for iVoice Technology to both sustain its business operations and to make payment to each of Mr. Mahoney and Mr. Seidler, Mr. Mahoney has agreed to accept shares of iVoice Technology Class B Common Stock in satisfaction of iVoice Technology's obligations.

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. On August 12 and _______, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that iVoice Technology will raise sufficient funds from such financing arrangements, or that iVoice Technology will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of iVoice Technology's financing is dependent upon.

      Management believes that the financing arrangements in place are sufficient to satisfy iVoice Technology's cash requirements for the next twelve months. If iVoice Technology is unable to recognize sufficient proceeds from these arrangements, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

      Upon the date of this prospectus, iVoice Technology will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to iVoice Technology assets having an aggregate book value of $750,000. iVoice Technology believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In consideration of and exchange for the assets that iVoice Technology will receive pursuant to the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice. Each share of Series A 5% Convertible Preferred Stock has a stated value of $25,000 per share. Each share of Series A 5% Convertible Preferred Stock will be convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      iVoice Technology has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of iVoice Technology. iVoice Technology, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. iVoice Technology has yet to record this liability on its financial statements, as the promissory note will not be assumed by iVoice Technology until the effectiveness of the registration statement.

      Mr. Mahoney has agreed to forego receiving any shares of iVoice Technology Class A Common Stock or iVoice Technology Class B Common Stock he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      iVoice Technology has entered into employment contracts with its Non-Executive Chairman of the Board of Directors and its President and Chief Executive Officer. As consideration, iVoice Technology agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. Mr. Mahoney will also be entitled to incentive compensation based upon acquisitions completed by iVoice Technology. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice Technology) should his employment be terminated following a change in control, as defined in the employment agreement.

      iVoice Technology entered into an employment agreement as of August 1, 2004 with Mr. Seidler. Mr. Seidler will serve as iVoice Technology's President and Chief Executive Officer for a term of one year. As consideration, iVoice Technology agreed to pay Mr. Seidler a base salary of $85,000 during the term. iVoice Technology also agreed to pay Mr. Seidler incentive compensation based on the amount of total revenues collected by the Company. Mr. Seidler will also be entitled to additional incentive compensation based upon acquisitions completed by iVoice Technology.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue Recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's IVR software. No revenues have been derived from the sale of optional customer support services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization and through promotions or reseller agreements with independent third parties. A customer may return a product under very limited circumstances during the first thirty days for a replacement if the media is damaged or for a full refund if the software does not perform in accordance with written specifications. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements do not provide for a contractual right of return, future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                             DESCRIPTION OF BUSINESS

Background

      iVoice Technology, Inc. (the "Company") was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of September 30, 2004, the Company employed five full-time employees and one part-time employee. iVoice Technology intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations.

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

      Our flagship product is IVR, an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, DBase, Btrieve, and Paradox, or to standard text files. IVR can be used to read information from, and write information to, databases, as well as query databases and return information. The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR application or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

      Properties can be set up for each command, as if the commands were being executed manually. IVR links a phone system to a database to provide customers with 24-hour immediate access to account information, via telephone. With IVR, polished IVR applications are quick and easy to install. No knowledge of computer programming and minimal database knowledge is needed. IVR will execute any created application when a caller dials in. Using DTMF (touch-tone telephones) or speech activation allows callers to interact with the system. Advanced database technology permits reading, writing, appending, searching and seeking database information. A user can record product inventory, set up games, keep a record of patients or customers, and perform other applications. The advanced, innovative technology, backed by a simple, easy-to-use drag-and-drop interface, makes writing applications simple.

      The IVR software also incorporates an Internet access tool, which can be either connected to the IVR system or run as a standalone. This IVR system also has a graphical user interface and provides for Internet access to the system. Once logged onto the Internet, a user can gain access to the IVR system by clicking on a hypertext link for the user's browser. Upon entering the IVR system, the response prompts are in text form rather than voice form. The user can enter selections and get information by clicking on icons or choosing items from menus. Some of the Internet applications available are order processing and transactions, database integration, questions and queries, account status, delivery information, funds transfer, and claims information.

Distribution

      As a product line of iVoice, Inc., IVR has produced sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of IVR. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      iVoice Technology will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. iVoice Technology intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

      The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide IVR software to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features, built-in speech recognition capabilities and simplicity of user implementation and administration are the principal characteristics of our IVR that differentiates it from competing products.

      The IVR enterprise market is fragmented and highly competitive. The Company's major competitors in this market are Avaya Inc., IBM Corporation, Nortel Networks Limited, Aspect Communications Corporation and Security First Corp. (formerly Edify Corporation). The principal competitive factors in this market include breadth and depth of solution, product features, product scalability and reliability, client services, the ability to implement solutions, and the creation of a referenceable customer base. The Company believes that its product line of solutions, combined with its professional and technical services and its extensive customer base, allow it to compete favorably in this market. However, this market is evolving rapidly, and the Company anticipates intensified competition not only from traditional IVR vendors but also from emerging vendors with non-traditional technologies and solutions.

      Competition in the IVR enhanced network services market ranges from large telecommunication suppliers offering turnkey, multi-application solutions to "niche" companies that specialize in a particular enhanced service such as prepaid or voicemail. The Company's primary competitors in this market are suppliers such as Comverse Technology, Inc., Unisys Corporation and Lucent Technologies Inc. that provide a suite of enhanced services. Smaller niche players that compete with the Company in various geographies and/or products include GlenAyre Electronics Inc. The Company anticipates that competition will continue from existing and new competitors, some of which have greater financial, technological and marketing resources and greater market share than the Company.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      As is customary in the telecommunications industry, the Company produces its products from readily available components purchased from a variety of manufacturers. Printed circuit boards and housings are contracted for manufacture according to Company specifications from among many available suppliers. The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of the Company's present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

      In order to remain competitive, we will have an ongoing need to develop new features and enhancements to our product. The introduction of new features and enhancements will be critical for us to expand the potential market for our products outside of a traditional appointment setting businesses or professional organization. We will also strive to meet the following standards in product development:

      o Ease of Use. Our products are designed to function without extensive and continual user involvement. The aim is to simplify, not complicate, the user's work environment.

      o Schedules for the development of technology products are inherently difficult to predict, and there can be no assurance that we will achieve targeted initial customer shipment dates for any of our products, or at all.

      o We plan to capitalize on our existing computerized telephony technology and our expertise in research, development and marketing to expand our business into products that address the growing market for automated call processing.

      o Our internal development work will be a key component of bringing new product lines to market. In addition, we may pursue a partnering strategy to develop new products.

Business Development

      Business development objectives at iVoice Technology will be to focus on three primary functions as listed below:

1.    Negotiate and secure strategic alliances related to our IVR products;

2. Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts; and

3.    Provide leads for a sales staff which will need to be hired.

      Strategic Alliances

      iVoice Technology's business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. iVoice Technology has recently entered into certain of these strategic alliances, and is currently negotiating additional strategic alliances.

      Manage OEM and Reseller Accounts

      While we have traditionally sold our product primarily on a direct basis, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team which has yet to be hired. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support. iVoice Technology is currently negotiating agreements with OEMs and/or resellers.

      Sales Leads

      Through alliances and marketing relationships, we will constantly be looking for ways to increase the number of leads that can be cultivated by a iVoice Technology sales team which will be hired. By working with the sales teams of third parties we believe that we can increase the number of sales staff that sell iVoice Technology products, and provide qualified customer leads for the future insides sales staff at iVoice Technology.

Sales and Marketing

      The IVR enterprise market is characterized by a business environment that has goals to improve customer communication and personalization as well as reduce the costs of customer contact, a historically time-and-money intensive operation. Furthermore, consumers are increasingly taking charge of this important interaction between enterprise and consumer; deciding where, when and how they want this communication. To address this new business paradigm, enterprises are increasingly applying innovative wireless, speech and web technologies to leverage existing customer service infrastructures in the creation of interactive, self-directed service applications. These new applications are designed to put the customer in control of the delivery of the information while allowing the enterprise control of the data. This serves to address the enterprise's objectives of improving the customer experience and reducing operating costs.

      The Company's strengths are reflected in the IVR enterprise market as part of a suite of offerings that can be delivered as components or as part of a total, turnkey solution. These IVR solutions use the latest in technology to allow enterprises to automate increasingly complex interactions, enabling businesses to provide quick and timely communications with customers and business partners. Such technology enables enterprises to communicate with their customers through voice, web, e-mail, facsimile and other forms of communication on a variety of devices, including telephones, PCs, mobile phones and personal digital assistants ("PDAs").

      iVoice Technology will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. The Company intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

      The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company's technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We regard some features of our IVR software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. We are currently reviewing our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of September 30, 2004, we had five full-time employees and one part-time employee. We have entered into employment agreements with our President and Chief Executive Officer (Mr. Seidler) and our Chairman of the Board (Mr. Mahoney). Mr. Mahoney will not provide services to iVoice Technology on a full-time basis; Mr. Seidler will devote substantially all of his time to iVoice Technology. Many services that would be provided by employees are currently being provided to iVoice Technology by iVoice under the administrative services agreement. Our future success depends in significant part upon obtaining and retaining highly qualified, key technical and senior management personnel following the Distribution.

      Competition for such personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

      On December 18, 2002, the U.S. Federal Trade Commission (FTC) announced a decision to create the national "do not call" registry. Consumers are able to sign up for the national "do not call" registry. The FTC has begun to enforce the registry, and consumers who have signed up will be able to file a complaint with the FTC online or by calling a toll-free number. A telemarketer who calls a number on the registry could be fined up to $11,000 for each call. This law may affect our ability to market our application as a marketing tool. The negative economic effect to our business may be significant.

Legal Proceedings

      iVoice Technology is not party to any material legal proceedings, nor to the knowledge of iVoice Technology, is any such proceeding threatened against it.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement.

                                   MANAGEMENT

      iVoice Technology initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who are expected to serve as directors and executive officers of iVoice Technology following the Distribution. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and iVoice Technology following the Distribution.


                                   Position with                  Director    Term
       Name         Age      iVoice Technology, Inc.                since    expires
------------------  ---    -----------------------------------    --------   -------
Jerome R. Mahoney    43    Non-Executive Chairman of the Board      2004      2005

Arie Seidler         63    President and Chief Executive Officer    2004      2005


      Jerome R. Mahoney. Mr. Mahoney is iVoice Technology's Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has been a director of Trey Resources since January 1, 2002. He is also the Chairman of the Board of Deep Field Technologies, Inc. and SpeechSwitch, Inc. and has been a director of Deep Field Technologies and SpeechSwitch since November 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which we merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Arie Seidler. Mr. Seidler is iVoice Technology's President and Chief Executive Officer and a director of iVoice Technology. In 1994, Mr. Seidler founded Vertical Solutions, Inc., a management consulting and business advisory services firm, and was Chief Executive Officer of Vertical Solutions from 1994 to 2004. In 1979, Mr. Seidler founded The Wheatley Group and served as Chief Executive Officer of The Wheatley Group until 1990. From 1974 to 1979, Mr. Seidler was a management consultant with KPMG Peat Marwick.

Compensation of Executive Officers

      No officers or directors of iVoice Technology received any compensation for services to iVoice Technology during any of the last three fiscal years.

Employment Agreements

      iVoice Technology entered into a five-year employment agreement with Mr. Mahoney as of August 1, 2004. Mr. Mahoney will serve as iVoice Technology's Non-Executive Chairman of the Board for a term of five years. As consideration, iVoice Technology agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. iVoice Technology also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by iVoice Technology in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Mahoney. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice Technology) should his employment be terminated following a change in control, as defined in the employment agreement. The employment agreement restricts Mr. Mahoney from competing with iVoice Technology during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

      iVoice Technology entered into an employment agreement with Mr. Seidler as of August 1, 2004. Mr. Seidler will serve as iVoice Technology's President and Chief Executive Officer for a term of one year. As consideration, iVoice Technology agreed to pay Mr. Seidler a base salary of $85,000 during the term. In addition, iVoice Technology agreed to pay Mr. Seidler incentive compensation based on the amount of total revenues collected by iVoice Technology. If iVoice Technology records and collects total revenues in an amount greater than $300,000 but less than $2,000,000, Mr. Seidler will receive a bonus equal to 7.5% of the total revenues of the Company. If iVoice Technology records and collects total revenues in an amount greater than $2,000,000, in addition to the 7.5% bonus, Mr. Seidler will also receive a bonus equal to 3.5% of the total revenues of the Company in excess of $2,000,000. However, if the Company's pre-tax profit margin for the year is less than 35%, Mr. Seidler's aggregate bonus will be reduced by 35%. iVoice Technology also agreed to pay Mr. Seidler a bonus for each merger or acquisition brought to the Company exclusively by Mr. Seidler and completed by the Company equal to six percent (6%) of the gross consideration paid or received by iVoice Technology, net of any debt or other liabilities assumed by the Company, in a merger or acquisition completed by the Company during the term of the agreement. This merger or acquisition bonus would be payable in the form of cash, debt or shares of Class A Common Stock at the option of iVoice Technology. The employment agreement restricts Mr. Seidler from competing with iVoice Technology during the term of the agreement and for eighteen months after he is no longer employed by the Company.

Stock Option Plan

      None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

      In August and _______, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

      Upon the effective date of this prospectus, iVoice Technology will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to iVoice Technology assets having an aggregate book value of $750,000. iVoice Technology believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In consideration of and exchange for the assets that iVoice Technology will receive pursuant to the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice. Each share of Series A 5% Convertible Preferred Stock has a stated value of $25,000 per share. Each share of Series A 5% Convertible Preferred Stock will be convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      In connection with the assumption of assets and liabilities by iVoice Technology from iVoice, iVoice Technology will assume from iVoice immediately prior to the date of this prospectus $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt will be subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. iVoice Technology, upon the date of this prospectus, will issue a promissory note in the amount of $190,000 payable to Mr. Mahoney that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A

Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest.

      Mr. Mahoney has agreed to forego receiving any shares of iVoice Technology's Class A Common Stock or Class B Common Stock he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      iVoice Technology entered into two separate employment agreements with Mr. Mahoney, its Chairman of the Board, and Mr. Seidler, its President and Chief Executive Officer, respectively, as of August 1, 2004. Mr. Mahoney's agreement provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter. Mr. Seidler's agreement provides for compensation of $85,000 plus additional incentive compensation. Each of Mr. Mahoney and Mr. Seidler will also be entitled to additional incentive compensation based upon acquisitions completed by iVoice Technology. iVoice Technology believes that the compensation provided to each of Mr. Mahoney and Mr. Seidler are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In August 2004, iVoice Technology entered into a temporary administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing iVoice Technology with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services for a period ending upon completion of the Distribution. For these services iVoice Technology is paying iVoice $7,000 per month during the term of the agreement. Following completion of the Distribution and termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                          AND OTHER STOCKHOLDER MATTERS

      We anticipate that our common stock will be quoted on the OTC Bulletin Board under the symbol "____." There has been no trading market for our shares prior to the date of this prospectus.

Holders of common equity

      As of September 30, 2004, there was one record holder of our common shares.

Dividend information

      To date, iVoice Technology has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

Security Ownership

      The following table sets forth, as of September 30, 2004, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                        Common Stock                    Common Stock
                                                        Beneficially                    Beneficially
                                                        Owned Before     Percentage     Owned After      Percentage
Name                            Title of Class          Distribution     Ownership      Distribution     Ownership
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
Jerome R. Mahoney            Class A Common Stock               0(1)          0%(1)             0(1)          0%(1)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock         190,000(2)        100%(2)       190,000(2)        100%(2)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
Arie Seidler                 Class A Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
iVoice, Inc.                 Class A Common Stock             100           100%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
All directors and            Class A Common Stock               0(1)          0%(1)             0(1)          0%(1)
executive officers as a
group (2 persons)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock         190,000(2)        100%(2)       190,000(2)          0%(2)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------

(1) Does not give effect to the right of Mr. Mahoney pursuant to the promissory note to be executed by Mr. Mahoney and iVoice Technology in the amount of $190,000 to convert $190,000 of indebtedness into 190,000 shares of Class B Common Stock which is convertible into an indeterminate number of shares of Class A Common Stock.

(2) Mr. Mahoney may at his option convert the $190,000 promissory note held by him into Class B Common Stock of iVoice Technology at a rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 80% of the lowest price that iVoice Technology issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $190,000 of indebtedness into 190,000 shares of Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

      Pursuant to iVoice Technology's articles of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of

$1.00 per share. Below is a description of iVoice Technology's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of September 30, 2004, there is one record holder of Class A Common Stock and iVoice Technology had 100 shares of Class A Common Stock outstanding. There will be 10,000,000 outstanding shares of iVoice Technology Class A Common Stock immediately following the 100,000-for-one split to be effectuated prior to the Distribution.

Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2004. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2004. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share, 30 shares of which have been designated as Series A 5% Convertible Preferred Stock. As of September 30, 2004, iVoice Technology has not issued any shares of Preferred Stock. In partial consideration of and exchange for the assets that iVoice Technology will receive pursuant to the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice. iVoice Technology has no current plans to issue any other shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our articles of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of iVoice Technology, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company's articles of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

      Series A 5% Convertible Preferred Stock

      General

      In partial consideration of and exchange for the assets that iVoice Technology will receive in the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice.

      Dividends

      Dividends are payable quarterly on the Series A 5% Convertible Preferred Stock on the last day of each calendar quarter in an amount equal to 5% per annum of the stated value of the Series A 5% Convertible Preferred Stock. Dividends are payable, at the option of iVoice Technology, in cash or, with the consent of the holders of Series A 5% Convertible Preferred Stock, in shares of Class A Common Stock valued at the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the dividend payment date.

      Conversion

      Subject to the limitations described below, the Series A 5% Convertible Preferred Stock is convertible at any time and from time to time at the option of the holder into a number of shares of Class A Common Stock determined by dividing the applicable conversion price into the aggregate stated value of the Series A 5% Convertible Preferred Stock held by that holder. The conversion price will be a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      The Series A 5% Convertible Preferred Stock is not convertible by a holder who, upon conversion of the shares, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and 13G thereunder) at that time, after giving effect to the conversion, in excess of 4.99% of the outstanding shares of Class A Common Stock. The terms of Series A 5% Convertible Preferred Stock are convertible only to the extent that the number of shares of Class A Common Stock issuable upon conversion, together with the number of shares of Class A Common Stock then owned by the holder, would not exceed 4.99% of the then outstanding shares of Class A Common Stock as determined in accordance with Section 13(d) of the Exchange Act. The 4.99% limitation does not prevent any holder from converting its Series A 5% Convertible Preferred Stock into 4.99% of our then outstanding Class A Common Stock, subsequently selling its shares of Class A Common Stock, then converting additional Series A 5% Convertible Preferred Stock into an additional number of shares of Class A Common Stock not to exceed 4.99% of our outstanding Class A Common Stock. Thus, the total number of shares of Class A Common Stock potentially issuable to the holder of Series A 5% Convertible Preferred Stock in the aggregate may exceed 4.99% of our outstanding Class A Common Stock.

      In addition, if a court determines that, regardless of the limitation described above, a holder of Series A 5% Convertible Preferred Stock would still be deemed the beneficial owner of more than 4.99% of the outstanding Class A Common Stock, then iVoice Technology will be required to redeem the number of that holder's shares of Series A 5% Convertible Preferred Stock that would allow that holder to be deemed a beneficial owner of not more than 4.99% of the outstanding Class A Common Stock. iVoice Technology would redeem the Series A 5% Convertible Preferred Stock at a redemption price in cash equal to the stated value of the shares being so redeemed plus any accrued and unpaid dividends on such shares up to the redemption date.

      Liquidation

      In the event of the liquidation of iVoice Technology, the holders of Series A 5% Convertible Preferred Stock will be entitled to receive a liquidation preference before any amounts are paid to holders of any class of iVoice Technology common stock. The liquidation preference is an amount equal to 125% of the stated value of the Series A 5% Convertible Preferred Stock plus any accrued and unpaid dividends on that stock through the liquidation date.

      Voting Rights

      The holders of Series A 5% Convertible Preferred Stock will have no right to vote, except as otherwise provided by law. However, each holder of Series A 5% Convertible Preferred Stock is entitled to receive prior notification of a meeting of the stockholders, including copies of any information sent to the stockholders. To the extent the holders of Series A 5% Convertible Preferred Stock are entitled by law to vote on any matter as a class, the affirmative vote of a majority of the Series A 5% Convertible Preferred Stock is required to approve the matter.

      Rights in the Event of Merger or Consolidation

      If iVoice Technology enters into (a) a sale of all or substantially all of its assets, (b) a consolidation or merger with any other entity (other than a consolidation or merger in which iVoice Technology is the surviving entity or
(c) a transaction in which more than 50% of the voting power of iVoice Technology is disposed of, then, at the option of each holder of Series A 5% Convertible Preferred Stock, any of these transactions will be deemed a liquidation of iVoice Technology in which iVoice Technology will be required to distribute to the holder the liquidation preference described above.

Options and Warrants

      None.

Debt

      On August 12 and _______, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

Transfer Agent

      iVoice Technology's transfer agent is Fidelity Transfer Company. The address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number is (801) 484-7222.

Limitation of Liability: Indemnification

      Our by-laws include an indemnification provision under which we have agreed to indemnify directors of iVoice Technology to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of iVoice Technology.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of iVoice Technology pursuant to the foregoing, or otherwise, iVoice Technology has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation

      Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of iVoice Technology that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with iVoice Technology's board of directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      For example, after the Distribution, iVoice will own shares of iVoice Technology Series A 5% Convertible Preferred Stock. In some circumstances, such as in the event of a sale of iVoice Technology, iVoice could have interests that are different from the Company's or yours.

      Some of the provisions of iVoice Technology's certificate of incorporation and bylaws may have the effect of making the acquisition of control of iVoice Technology in a transaction not approved by iVoice Technology's board of directors more difficult.

                                     EXPERTS

      The financial statements for the years ended December 31, 2003 and December 31, 2002, included in this prospectus have been audited by Mendlowitz Weitsen, LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding iVoice Technology's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Meritz & Muenz LLP, Washington, D.C. will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                          INDEX TO FINANCIAL STATEMENTS


Contents                                                                   Page

REPORT OF INDEPENDENT REGISTERED PUBLIC
  ACCOUNTING FIRM                                                           F-2

AUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                      F-3

         Statement of Operations                                            F-4

         Statement of Owner's Equity                                        F-5

         Statement of Cash Flows                                            F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                       F-7

UNAUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                      F-18

         Statement of Operations                                            F-19

         Statement of Stockholder's Equity                                  F-20

         Statement of Cash Flows                                            F-21

NOTES TO UNAUDITED FINANCIAL STATEMENTS                                     F-22

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION                     F-33

         Condensed Unaudited Pro Forma Balance Sheet                        F-34

         Unaudited Pro Forma Statement of Operations                        F-35

         Unaudited Pro Forma Statement of Operations                        F-36

NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION                F-37

                                     [LOGO]
                          Mendlowitz Weitsen, LLP, CPAs
               K2 Brier Hill Court, East Brunswick, NJ 08816-3341
            Tel: 732.613.9700 Fax: 732.613.9705 E-mail: mw@MWLLP.com
                                  www.mwllp.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
OF iVOICE TECHNOLOGY, INC.
Matawan, New Jersey

We have audited the accompanying balance sheet of the interactive voice response software business of iVoice, Inc. (iVoice Technology, Inc., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2003 and the related statements of operations, owner's equity and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the interactive voice response software business of iVoice, Inc. (iVoice Technology, Inc.) as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2003 and 2002, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    /s/ Mendlowitz Weitsen, LLP
                                    MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
November 11, 2004
                             iVOICE TECHNOLOGY, INC.
                                  BALANCE SHEET
                                December 31, 2003


                                            ASSETS
                                            ------

CURRENT ASSETS
  Accounts receivables                                                        37,483
  Inventory                                                                   11,888
  Costs in excess of billing                                                   2,706
                                                                         -----------

  Total current assets                                                        52,077

OTHER ASSETS
  Software license costs, net                                                 45,400
                                                                         -----------

      TOTAL ASSETS                                                       $    97,477
                                                                         ===========

                             LIABILITIES AND OWNER'S EQUITY
                             ------------------------------

CURRENT LIABILITIES

  Deferred maintenance contracts                                         $    23,662
                                                                         -----------

      Total current liabilities                                               23,662
                                                                         -----------

COMMITMENTS AND CONTINGENCIES

OWNER'S EQUITY
    Common stock:
      Class A, par value $.00001; Authorized -
       10,000,000,000 shares; no shares issued
       and outstanding
      Class B, par value $.00001; Authorized -
       50,000,000 shares; no shares issued and outstanding                      --
      Class C, par value $.00001; Authorized -
       20,000,000 shares; no shares issued and outstanding                      --
    Preferred Stock; Par value $1.00; Authorized
       1,000,000 shares; no shares issued and outstanding                       --
    Net investment - iVoice, Inc.                                          6,133,597
    Additional paid in capital
    Accumulated deficit                                                   (6,059,782)
                                                                         -----------
    Total owner's equity                                                      73,815
                                                                         -----------

       TOTAL LIABILITIES AND OWNER'S EQUITY                              $    97,477
                                                                         ===========


 The Notes to the Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                             STATEMENT OF OPERATIONS
                 For The Years Ended December 30, 2003 and 2002

                                                                             2003                2002
                                                                         -----------         -----------

SALES, net                                                               $   303,756         $   366,004

COST OF SALES                                                                123,091              94,296
                                                                         -----------         -----------

GROSS PROFIT                                                                 180,665             271,708
                                                                         -----------         -----------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
     Selling expenses                                                         68,692              73,584
     General & administrative                                                665,473             895,405
     Research & development                                                  128,696             129,734
     Write off of Goodwill                                                      --                99,697
     Bad debt Expense                                                           --                40,006
     Depreciation & amortization                                             102,480              84,582
                                                                         -----------         -----------

          Total Selling, General & Administrative expense                    965,341           1,323,008
                                                                         -----------         -----------

LOSS FROM OPERATIONS                                                        (784,676)         (1,051,300)
                                                                         -----------         -----------

OTHER INCOME \(EXPENSE)
     Other Income                                                            100,557             102,615
     Gain on Sale of Securities held for sale                                 69,418                --
     Interest expense                                                       (516,719)           (249,279)
                                                                         -----------         -----------

        Total other expense                                                 (346,744)           (146,664)
                                                                         -----------         -----------

LOSS BEFORE INCOME TAXES                                                  (1,131,420)          1,197,964)
                                                                         -----------         -----------

PROVISION FOR INCOME TAXES                                                      --                  --
                                                                         -----------         -----------

NET LOSS                                                                 $(1,131,420)        $(1,197,964)
                                                                         ===========         ===========
PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                                    $(11,314.20)        $(11,979.64)
                                                                         ===========         ===========

Diluted                                                                  $(11,314.20)        $(11,979.64)
                                                                         ===========         ===========


The Notes to the Financial Statements are an integral part of these statements.

                             iVOICE TECHNOLOGY, INC.
                          STATEMENTS OF OWNER'S EQUITY
                 For the Years Ended December 31, 2003 and 2002


                                       Common     Common        Additional           Net                               Total
                                        Stock      Stock         Paid in          Investment       Accumulated         Owner's
                                       Shares     Amount         Capital          iVoice, Inc.       Deficit           Equity
                                       ------     ------         -------          ------------       -------           ------

Balance at January 1, 2002                                                        $ 4,042,062      $(3,730,398)      $   311,664

Net transactions with iVoice, Inc.                                                  1,066,334                          1,066,334

Net loss for the year ended
    December 31, 2002                                  --              --                --         (1,197,964)       (1,197,964)
                                                -----------     -----------       -----------      -----------       -----------

Balance at January 1, 2003                                                          5,108,396       (4,928,362)          180,034

Sale of convertible debentures

Net transactions with iVoice, Inc.                                                  1,025,201                          1,025,201

Net loss for the year ended
    December 31, 2003                                  --              --                --         (1,131,420)       (1,131,420)
                                                -----------     -----------       -----------      -----------       -----------

Balance at December 31, 2003                              $               $       $ 6,133,597      $(6,059,782)      $    73,815
                                                ===========     ===========       ===========      ===========       ===========


The Notes to the Financial Statements are an integral part of these statements.

                             iVOICE TECHNOLOGY, INC.
                             STATEMENT OF CASH FLOWS
                 For The Years Ended December 31, 2003 and 2002


                                                                  2003               2002
                                                              -----------         ----------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                    $(1,033,500)        $(1,197,964)
  Depreciation and amortization                                   102,480              84,582
  Bad Debt Expense                                                   --                40,006
  Changes in operating assets and liabilities
    Increase in accounts payable and accrued expenses               3,739               7,042
                                                              -----------         -----------
  Net cash used in operating activities                          (927,281)         (1,066,334)
                                                              -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice                                   927,281           1,066,334
                                                              -----------         -----------

  Net cash provided by financing activities                       927,281           1,066,034
                                                              -----------         -----------

NET INCREASE (DECREASE) IN CASH                                      --                  --

CASH - beginning                                                     --                  --
                                                              -----------         -----------
CASH - end                                                    $      --           $      --
                                                              ===========         ===========

CASH PAID DURING THE YEAR FOR:
  Interest expense                                            $   516,719         $   249,279
                                                              ===========         ===========

  Income taxes                                                $      --           $      --
                                                              ===========         ===========



   The Notes to Financial Statements are an integral part of these statements.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 1 - BACKGROUND

iVoice Technology, Inc. ("iVoice Technology" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to the Company.

On September 1, 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. iVoice Technology will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of Interactive Voice Response ("IVR"), and certain accrued liabilities and related party debt to iVoice Technology (the "Distribution"), the shares of common stock of which will be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The agreement will terminate upon completion of the Distribution. However, if, following the Distribution, iVoice Technology is unable to replace any or all of the services currently being provided by iVoice under the administrative services agreement, the administrative services agreement will be continued with respect to those services on a month-to-month basis.

iVoice Technology also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of iVoice Technology at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Interactive Voice Response line, which was developed by iVoice. The Company's Interactive Voice Response line is designed to read information from and write information to, databases, as well as to query databases and return information.

IVR is an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, and Paradox, or to standard text files.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR applications or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

As of December 31, 2003, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $280,000 of secured convertible debentures in August 2004, and will issue an additional $280,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $140,000 of secured convertible debentures based on the effectiveness of the registration statement. Interest on the notes is payable at 5% per annum and the notes are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company has also entered into a Standby Equity Distribution Agreement where the Company may, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

      b)    Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

      d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      e)    Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

      f)    Research and development costs

      Research and development costs will be charged to expense as incurred.

      g)    Inventory
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      h)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $6,000,000 net operating loss allocated to the IVR software business contained in these financial statements.

      i)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

      j)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                                          As of December 31, 2003
                                          -----------------------

Pro Forma Basis and diluted purposes               100

      k)    Comprehensive Income
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of December 31, 2003 and 2002, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      l)    Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

NOTE 5  -  INTANGIBLE ASSETS

Intangible assets consist of software source codes originally purchased by iVoice for $454,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $408,600, from the date acquired by iVoice. The asset is being amortized over a 5-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At December 31, 2003, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2003 and December 31, 2002, iVoice allocated operating costs of $965,341 and $1,323,008, respectively to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


relations, advertising, and human resources. The amortization of the Interactive Voice Response software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of the Interactive Voice Response software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company.

In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The agreement will terminate upon completion of the Distribution.

NOTE 7  -  INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

                  Federal Income Tax Rate                     (34.0)%
                  Deferred Tax charge (Credit)                    -
                  Effect on Valuation Allowance                38.1 %
                  State Income Tax, Net of Federal Benefits   ( 4.1)%
                  Effective Income Tax Rate                     0.0 %

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However, the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 8  -  COMMITMENTS AND CONTINGENCIES

As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $700,000 in convertible debentures. The notes will be convertible into Class A Common Stock at the discretion of the holders. Additionally, the Company has entered into a Standby Equity Distribution Agreement whereby the Company, at their discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions.

The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of iVoice Technology. This amount is related to funds loaned to iVoice and is unrelated to the operations of iVoice Technology. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

Effective August 1, 2004, the Company entered into a one year employment contract with Arie Seidler, its President and Chief Executive Officer. The Company will pay Mr. Seidler a base salary of $85,000 during the term. Mr. Seidler can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 1, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

NOTE  9  -  CAPITAL STOCK

Pursuant to iVoice Technology's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

      a)    Class A Common Stock

      As of September 30, 2004, there are 2,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding.

      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

      b)    Class B Common Stock

      As of September 30, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


be entitled to receive distributions. As of September 30, 2004, no shares were issued or outstanding.

      c)    Class C Common Stock

      As of September 30, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of September 30, 2004, no shares were issued or outstanding;

      d)    Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share, 30 shares of which have been designated as Series A 5% Convertible Preferred Stock. As of September 30, 2004, iVoice Technology has not issued any shares of Preferred Stock.

      e)    Series A 5% Convertible Preferred Stock

      In partial consideration of and exchange for the assets that iVoice Technology will receive pursuant to the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice.

      The par value of each share of Series A 5% Convertible Preferred Stock is $1.00 per share and the stated value of each share is Twenty-Five Thousand Dollars ($25,000) per share. Dividends are payable quarterly on the Series A 5% Convertible Preferred Stock on the last day of each calendar quarter in an amount equal to 5% per annum of the stated value of the Series A 5% Convertible Preferred Stock. Dividends are payable, at the option of iVoice Technology, in cash or, with the consent of the holders of Series A 5% Convertible Preferred Stock, in shares of Class A Common Stock valued at the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the dividend payment date.

      Each dividend shall be payable in equal quarterly amounts on each March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2004 (provided that such initial dividend payment shall include all dividends accrued from the Closing Date until the initial Dividend Payment Due Date.

      Each share of Series A 5% Convertible Preferred Stock is convertible into shares of Class A Common Stock of the Company at a price equal to the lesser of
(a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date, or (b) an amount equal to 80% of the lowest closing bid price of Class A Common Stock for the five trading days immediately preceding the conversion date.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


      In the event of the liquidation of iVoice Technology, the holders of Series A 5% Convertible Preferred Stock will be entitled to receive a liquidation preference before any amounts are paid to holders of any class of iVoice Technology common stock. The liquidation preference is an amount equal to 125% of the stated value of the Series A 5% Convertible Preferred Stock plus any accrued and unpaid dividends on that stock through the liquidation date.

      The holders of Series A 5% Convertible Preferred Stock will have no right to vote, except as otherwise provided by law.

NOTE 10  -  SUBSEQUENT EVENTS

On September 7, 2004, iVoice, Inc. announced that it intends to distribute to distribute to the Company's shareholders all common stock shares of its subsidiary iVoice Technology, Inc.

The following two financing transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. In August 2004, the Company issued $280,000 of secured convertible debentures and will issue an additional $280,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $140,000 of secured convertible debentures based on the effectiveness of the registration statement, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology.

Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.


                             iVOICE TECHNOLOGY, INC.
                                  BALANCE SHEET
                               September 30, 2004
                                   (Unaudited)


                                    ASSETS
                                    ------

  CURRENT ASSETS
    Cash                                                                      205,710
  Inventory                                                                     8,162
    Prepaid expenses                                                           98,000
                                                                          -----------
    Total current assets                                                      311,872

  PROPERTY AND EQUIPMENT, net
    Property and Equipment, net                                                 2,418
                                                                          -----------

      TOTAL ASSETS                                                        $   314,290
                                                                          ===========

                        LIABILITIES AND STOCKHOLDER'S EQUITY
                        ------------------------------------

CURRENT LIABILITIES
    Accounts payable and accrued expense                                  $     8,698
  Deferred maintenance contracts                                               13,480
    5% Convertible debentures                                                 280,000
                                                                          -----------

     Total current liabilities                                                302,178
                                                                          -----------
  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDER'S EQUITY
   Common stock:
     Class A, par value $.00001; Authorized -
      10,000,000,000 shares; 100 shares issued
      and outstanding
     Class B, par value $.00001; Authorized -
      50,000,000 shares; no shares issued and outstanding                        --
     Class C, par value $.00001; Authorized -
      20,000,000 shares; no shares issued and outstanding                        --
   Preferred Stock; Par value $1.00; Authorized -
      1,000,000 shares; no shares issued and outstanding                         --
    Net investment - iVoice, Inc.                                           7,297,231
    Additional paid in capital                                                 70,000
   Accumulated deficit                                                     (7,355,119)
                                                                          -----------
   Total stockholder's equity                                                  12,112
                                                                          -----------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           $   314,290
                                                                          ===========

The Notes to the Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                             STATEMENT OF OPERATIONS
              For The Nine Months Ended September 30, 2004 and 2003
                                   (Unaudited)

                                                                 2004                2003
                                                              -----------         -----------

SALES, net                                                    $   177,484         $   239,306

COST OF SALES                                                      59,263              90,813
                                                              -----------         -----------

GROSS PROFIT                                                      118,221             148,493
                                                              -----------         -----------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
     Selling expenses                                              51,979              52,780
     General & administrative                                     618,042             439,268
     Research & development                                        50,787             107,098
     Depreciation & amortization                                   36,258              75,086
                                                              -----------         -----------
          Total Selling, General & Administrative
            expense                                               757,066             674,232
                                                              -----------         -----------

LOSS FROM OPERATIONS                                             (638,845)           (525,739)
                                                              -----------         -----------

OTHER INCOME \(EXPENSE)
     Other Income                                                 164,384                 739
     Interest expense                                            (820,876)           (204,040)
        Total other expense                                      (656,492)           (203,301)
                                                              -----------         -----------

LOSS BEFORE INCOME TAXES                                       (1,295,337)           (729,040)
                                                              -----------         -----------

PROVISION FOR INCOME TAXES                                           --                  --
                                                              -----------         -----------

NET LOSS                                                      $(1,295,337)        $  (729,040)
                                                              ===========         ===========

PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                         $(12,953.37)        $ (7,290.40)

Diluted                                                       $(12,953.37)        $ (7,290.40)



 The Notes to the Financial Statements are an integral part of these statements.


                                                   iVOICE TECHNOLOGY, INC.
                                             STATEMENT OF STOCKHOLDER'S EQUITY
                                           For the Nine Months Ended September 30, 2004
                                                         (Unaudited)


                                           Common       Common      Additional         Net                         Total
                                            Stock        Stock       Paid in       Investment    Accumulated      Owner's
                                           Shares       Amount       Capital      iVoice, Inc.     Deficit         Equity
                                           ------       ------       -------      ------------   -----------      -------

Balance at January 1, 2004                                                         $ 6,133,597   $(6,059,782)   $    73,815

Issuance of common stock                     100          --                                                             --

Sale of convertible debentures                                        70,000                                         70,000

Net transactions with iVoice, Inc.                        --                         1,163,634                    1,163,634

Net loss for the nine months ended
September 30, 2004                                        --              --                --    (1,295,337)    (1,295,337)
                                            ----      ------      ----------       -----------   -----------    -----------
Balance at September 30, 2004                100          --      $   70,000       $ 7,297,231   $(7,355,119)   $    12,112


The Notes to the Financial Statements are an integral part of these statements.

                             iVOICE TECHNOLOGY, INC.
                             STATEMENT OF CASH FLOWS
              For The Nine Months Ended September 30, 2004 and 2003
                                   (Unaudited)


                                                                           2004               2003
                                                                       -----------        ----------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                             $(1,295,337)       $  (729,040)
  Adjustments to reconcile net loss to net
   cash (used in) provided by operating activities
  Depreciation and amortization                                             36,258             75,086
  Changes in operating assets and liabilities
    Increase in accounts payable and accrued expenses                      (46,427)            30,683
                                                                       -----------        -----------
  Net cash used in operating activities                                 (1,305,506)          (623,271)
                                                                       -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
            Purchase of property plant and equipment                        (2,418)              --
                                                                       -----------        -----------

            Net cash used in investing activities                           (2,418)              --
                                                                       -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Investment in iVoice Technology                                        1,163,634            623,271
  Sale of convertible debentures                                           280,000
  Paid in Capital                                                           70,000               --
                                                                       -----------        -----------
  Net cash provided by financing activities                              1,513,634            623,271
                                                                       -----------        -----------

NET INCREASE (DECREASE) IN CASH                                            205,710               --

CASH - beginning                                                              --                 --
                                                                       -----------        -----------
CASH - end                                                             $   205,710        $      --
                                                                       ===========        ===========

CASH PAID DURING THE YEAR FOR:
  Interest expense                                                     $   820,876        $   204,040
                                                                       ===========        ===========

  Income taxes                                                         $      --          $      --
                                                                       ===========        ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
For the Nine Months Ended September 30, 2003
--------------------------------------------

      a) The Company issued $280,000 on August 12, 2004 of its 5% Convertible Debentures with a 20% beneficial conversion feature. The beneficial conversion has been recorded as a prepaid financing cost until such time as the Company's Class A common stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

 The Notes to the Financial Statements are an integral part of these statements
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)

NOTE 1 - BACKGROUND

      iVoice Technology, Inc. ("iVoice Technology" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to the Company.

      On September 1, 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. iVoice Technology, Inc. will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

      The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of Interactive Voice Response ("IVR"), and certain accrued liabilities and related party debt to iVoice Technology (the "Distribution"), the shares of common stock of which will be distributed to iVoice shareholders in the form of a taxable dividend.

      In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The agreement will terminate upon completion of the Distribution. However, if, following the Distribution, iVoice Technology is unable to replace any or all of the services currently being provided by iVoice under the administrative services agreement, the administrative services agreement will be continued with respect to those services on a month-to-month basis.

      iVoice Technology also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of iVoice Technology at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

      The Company will continue to develop, market and license the Interactive Voice Response line, which was developed by iVoice. The Company's Interactive Voice Response line is designed to read information from and write information to, databases, as well as to query databases and return information.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


      IVR is an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, and Paradox, or to standard text files. The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR applications or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

NOTE 3 - GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

      As of September 30, 2004, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

      In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $280,000 of secured convertible debentures in August 2004, and will issue an additional $280,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $140,000 of secured convertible debentures based on the effectiveness of the registration statement. Interest on the notes is payable at 5% per annum and the notes are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company has also entered into a Standby Equity Distribution Agreement where the Company may, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


      The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a) Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

    b) Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    c) Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

    d) Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      e)    Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


      f)    Research and development costs

      Research and development costs will be charged to expense as incurred.

      g)    Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      h)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $7,300,000 net operating loss allocated to the IVR software business contained in these financial statements.

      i)    Property and Equipment

      Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

      j)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

      k)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                                          As of September 30, 2004
                                          ------------------------

Pro Forma Basis and diluted purposes                  100

    l) Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of September 30, 2004, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      m)    Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 48-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

NOTE 5  -  INTANGIBLE ASSETS

      Intangible assets consist of software source codes originally purchased by iVoice for $454,000 in May 1999. As of September 30,2004 the asset has been fully amortized.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


      In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At September 30, 2004, the Company found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6  -  CONVERTIBLE DEBENTURES AND EQUITY LINE OF CREDIT

      The following two financing transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. In August 2004, the Company issued $280,000 of secured convertible debentures and will issue an additional $280,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $140,000 of secured convertible debentures based on the effectiveness of the registration statement, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

NOTE 7 - RELATED PARTY TRANSACTIONS

      During the nine months ended September 30, 2004 and 2003, iVoice allocated operating costs of $816,329 and $765,045 respectively to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statement s of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Interactive Voice Response software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of the Interactive Voice Response software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company.

      In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The agreement will terminate upon completion of the Distribution.

NOTE 8  -  INCOME TAXES

      The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

                  Federal Income Tax Rate                     (34.0)%
                  Deferred Tax charge (Credit)                    -
                  Effect on Valuation Allowance                38.1 %
                  State Income Tax, Net of Federal Benefits   ( 4.1)%
                  Effective Income Tax Rate                     0.0 %

      Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However, the income tax expense presented in these financial statements has been computed on a separate return basis.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


NOTE 9  -  COMMITMENTS AND CONTINGENCIES

      As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $700,000 in convertible debentures. The notes will be convertible into Class A Common Stock at the discretion of the holders. Additionally, the company has entered into a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions.

      The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of iVoice Technology. This amount is related to funds loaned to iVoice and is unrelated to the operations of iVoice Technology. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by
(y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

      Effective August 1, 2004, the Company entered into a one year employment contract with Arie Seidler, its President and Chief Executive Officer. The Company will pay Mr. Seidler a base salary of $85,000 during the term. Mr. Seidler can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

      The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 1, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

NOTE  10  -  CAPITAL STOCK

      Pursuant to iVoice Technology's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology's outstanding securities,
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

      a) Class A Common Stock

      As of September 30, 2004, there are 2,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding.

      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

      b) Class B Common Stock

      As of September 30, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of September 30, 2004, no shares were issued or outstanding.

      c) Class C Common Stock

      As of September 30, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of September 30, 2004, no shares were issued or outstanding.

      d) Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share, 30 shares of which have been designated as Series A 5% Convertible Preferred Stock. As of September 30, 2004, iVoice Technology has not issued any shares of Preferred Stock.

      e) Series A 5% Convertible Preferred Stock
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


      In partial consideration of and exchange for the assets that iVoice Technology will receive pursuant to the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice.

      The par value of each share of Series A 5% Convertible Preferred Stock is $1.00 per share and the stated value of each share is Twenty-Five Thousand Dollars ($25,000) per share. Dividends are payable quarterly on the Series A 5% Convertible Preferred Stock on the last day of each calendar quarter in an amount equal to 5% per annum of the stated value of the Series A 5% Convertible Preferred Stock. Dividends are payable, at the option of iVoice Technology, in cash or, with the consent of the holders of Series A 5% Convertible Preferred Stock, in shares of Class A Common Stock valued at the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the dividend payment date.

      Each dividend shall be payable in equal quarterly amounts on each March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2004 (provided that such initial dividend payment shall include all dividends accrued from the Closing Date until the initial Dividend Payment Due Date.

      Each share of Series A 5% Convertible Preferred Stock is convertible into shares of Class A Common Stock of the Company at a price equal to the lesser of
(a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date, or (b) an amount equal to 80% of the lowest closing bid price of Class A Common Stock for the five trading days immediately preceding the conversion date.

      In the event of the liquidation of iVoice Technology, the holders of Series A 5% Convertible Preferred Stock will be entitled to receive a liquidation preference before any amounts are paid to holders of any class of iVoice Technology common stock. The liquidation preference is an amount equal to 125% of the stated value of the Series A 5% Convertible Preferred Stock plus any accrued and unpaid dividends on that stock through the liquidation date.

      The holders of Series A 5% Convertible Preferred Stock will have no right to vote, except as otherwise provided by law.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 and the unaudited pro forma condensed balance sheet at December 31, 2003 present the results of operations and financial position of iVoice Technology, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2003 with respect to the pro forma consolidated income statements for the nine months ended September 30, 2004 and for the year ended December 31, 2003 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect of a spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., will receive a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company will receive certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of iVoice Technology, Inc.

The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if iVoice Technology had operated independently. The pro forma financial information should not be relied upon as being indicative of results iVoice Technology would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.

                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEETS

                                   (UNAUDITED)

                            AS OF SEPTEMBER 30, 2004


                                                     As                Pro Forma
                                                  Reported             Adjustments              Pro Forma
                                                  --------             -----------              ---------
Current Assets
    Cash                                         $ 205,710                                      $ 205,710
    Inventory                                        8,162              $    --                     8,162
    Prepaid expenses                                98,000                   --                    98,000
                                                 ---------              ---------               ---------

      Total Current Assets                         311,872                   --                   311,874

Property and Equipment, net                          2,418                   --                     2,418

Total Assets                                     $ 314,290              $    --                 $ 314,290
                                                 =========              =========               =========
Current Liabilities
   Accounts payable and accrued
   liabilities:
   Due to iVoice, Inc.                              22,178                   --                    22,718
   Due to related party                               --                  190,000                 190,000
   Convertible debentures                          280,000                   --                   280,000
                                                 ---------              ---------               ---------

      Total current liabilities                    302,178                190,000                 492,178

Stockholder's equity                                12,112               (190,000)               (177,888)
                                                 ---------              ---------               ---------
Total Liabilities and
  Stockholder's Deficit                          $ 314,290              $    --                 $ 314,290
                                                 =========              =========               =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004


                                               As                   Pro Forma
                                            Reported               Adjustments              Pro Forma
                                            --------               -----------              ---------

Sales, net                                 $   177,484             $      --               $   177,484

Cost of Sales                                   59,263                    --                    59,263
                                           -----------             -----------             -----------

Gross Profit                                   118,221                                         118,221

Selling General and
  Administrative Expenses                      757,066                  63,000                 820,066
                                           -----------             -----------             -----------

Income (Loss) from Operations                 (638,845)                (63,000)               (701,845)

Other Income (Expense)                        (656,492)               (759,263)             (1,415,755)
                                           -----------             -----------             -----------

Income (Loss) before Income Taxes           (1,295,337)               (822,263)             (2,117,600)

Provision for Income Taxes                        --                      --                      --
                                           -----------             -----------             -----------

Net Income (Loss)                          $(1,295,337)            $  (822,263)            $(2,117,600)
                                           ===========             ===========             ===========

Net Loss Per Common Share:
    Basic                                                                                  $     (0.21)
                                                                                           ===========
    Diluted                                                                                $     (0.21)
                                                                                           ===========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 2003


                                              As               Pro Forma
                                           Reported            Adjustments          Pro Forma
                                           --------            -----------          ---------

Sales, net                                $   303,756                               $   303,756

Cost of Sales                                 123,091                 --                123,091
                                          -----------          -----------          -----------

Gross Profit                                  180,665                 --                180,665

Selling General and
    Administrative Expenses                   965,341               84,000            1,049,341
                                          -----------          -----------          -----------

Income (Loss) from Operations                (784,676)           (84,000)-             (868,676)

Other Income (Expense)                       (346,744)             (12,350)            (359,094)
                                          -----------          -----------          -----------

Income (Loss) before Income Taxes          (1,131,420)             (96,350)          (1,227,770)

Provision for Income Taxes                       --                   --                   --
                                          -----------          -----------          -----------

Net Income (Loss)                         $(1,131,420)         $   (96,350)         $(1,227,770)
                                          ===========          ===========          ===========

Net Loss Per Common Share:
    Basic                                                                           $     (0.12)
    Diluted                                                                         $     (0.12)
                                                                                    ===========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

          NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1.

      The historical financial statements of iVoice Technology, Inc. reflect periods during which iVoice Technology did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had iVoice Technology been a separate, independent public company during the periods presented, nor are they indicative of future performance.

      Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2.

      The pro forma unaudited balance sheet was prepared assuming the distribution occurred on September 30, 2004 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to September 30, 2000 as follows:

            (a) The Company is also assuming an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3.

      The pro forma unaudited statement of operations for the nine months ended September 30, 2004 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

            (a) $63,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between iVoice Technology and iVoice, Inc.

            (b) $9,263 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by iVoice Technology.

      The pro forma unaudited statement of operations for the year ended December 31, 2003 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

            (c) $84,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between iVoice Technology and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative service agreement with iVoice. The agreement will terminate upon completion of the Distribution. However, if, following the Distribution, iVoice Technology is unable to replace any or all of the services currently being provided by iVoice under the administrative service agreement, the administration service agreement will be continued with respect to those services on a month-to-month basis.

            (d) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by iVoice Technology.

            (e) Write off of $740,000 in intangible assets which were transferred from iVoice to iVoice Technology and were subject to evaluation.

NOTE 4.

      The average number of shares of iVoice Technology common stock used in the computation of basic and diluted net income per share was 10,000,100 for the nine months ended September 30, 2004 and the year ended December 31, 2003, based on a distribution ratio of one share of iVoice Technology Class A common stock for every 874 shares of iVoice common stock. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      iVoice Technology's bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of iVoice Technology) by reason of the fact that such person is or was a director or an officer of iVoice Technology against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of iVoice Technology and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. iVoice Technology's bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of iVoice Technology to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of iVoice Technology against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of iVoice Technology and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. iVoice Technology will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee      $1,565
       Printing and Engraving Expenses                         $25,000
       Accounting Fees and Expenses                             $8,000
       Legal Fees and Expenses                                 $50,000
       Miscellaneous                                           $28,935
                                                               -------
       TOTAL                                                  $113,500
                                                              ========

Item 26. Recent Sales of Unregistered Securities

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. On August 12 and _______, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

      In consideration of and exchange for the assets that iVoice Technology will receive pursuant to the spin-off of the IVR business, iVoice Technology will issue 30 shares of Series A 5% Convertible Preferred Stock to iVoice. Each share of Series A 5% Convertible Preferred Stock has a stated value of $25,000 per share. Each share of Series A 5% Convertible Preferred Stock will be convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      iVoice Technology has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of iVoice Technology. iVoice Technology, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by
(y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. iVoice Technology has yet to record this liability on its financial statements, as the promissory note will not be assumed by iVoice Technology until the effectiveness of the registration statement.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. iVoice Technology made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVoice Technology, after approval by our legal counsel. iVoice Technology believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVoice Technology also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27. Exhibits

No.                  Description
---                  -----------

3.1*                 Certificate of Incorporation of iVoice Technology, Inc.

3.2*                 Amendment to Certificate of Incorporation of iVoice
                     Technology, Inc.

3.3*                 By-laws of iVoice Technology, Inc.

4.1* Form of iVoice Technology, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP

5.1*                 Opinion of Meritz & Muenz LLP

10.1* Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and iVoice Technology, Inc.

10.2* Securities Purchase Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP.

10.3* Escrow Agreement, dated August 12, 2004, between iVoice Technology, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP

10.4* Registration Rights Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP

10.5* Escrow Agreement, dated August 12, 2004, between iVoice Technology, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP

10.6* Investor Registration Rights Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP.

10.7* Security Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP.

10.8* Employment Agreement, dated as of August 1, 2004, between iVoice Technology, Inc. and Jerome Mahoney

10.9* Employment Agreement, dated as of August 1, 2004, between iVoice Technology, Inc. and Arie Seidler

10.10* Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and iVoice Technology, Inc.

23.1                 Consent of Mendlowitz Weitsen, LLP

23.2*                Consent of Meritz & Muenz LLP

*     To be filed by amendment.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on November 18, 2004.

                                    IVOICE TECHNOLOGY, INC.

                                    By: /s/ Jerome R. Mahoney
                                       -------------------------------------
                                    Name:  Jerome R. Mahoney
                                    Title: Non-Executive Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                      TITLE                          DATE
---------                      -----                          ----

/s/ Jerome R. Mahoney          Non-Executive Chairman of      November 18, 2004
-----------------------        the Board
Jerome R. Mahoney

/s/ Arie Seidler               President (Principal           November 18, 2004
-----------------------        Executive Officer) and Chief
Arie Seidler                   Executive Officer (Principal
                               Accounting Officer)